SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. 1)

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                         Community Bancorp of New Jersey
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                  LETTERHEAD OF COMMUNITY BANCORP OF NEW JERSEY





                                                     March 26, 2003


To Our Shareholders:


     On March 24, 2003 we mailed to each of our shareholders a proxy statement for our Annual Meeting of Shareholders, which is to be held on Thursday, April 24, 2003 at 5:00 p.m. at the Grand Marquis in Old Bridge, New Jersey. After the mailing, we realized that the proxy statement contains a minor error regarding the compensation of the Board of Directors. We are therefore sending this letter as a supplement to the proxy statement.

     On page nine of the proxy statement, the last sentence incorrectly states that each non-employee director of the Company was granted 14,150 options to purchase common stock during 2002. The sentence should properly indicate that, during 2002, the total number of stock options granted to all non-employee directors collectively was 14,150, at an exercise price of $15.81 per share. The number of options and exercise price have not been adjusted to reflect the 3-for-2 stock split and 5% stock dividend effective in 2002.

     I apologize for any confusion which this error may have caused. If you have any questions regarding the proxy or about your company, please feel free to call me at (732) 863-9000.

     I look forward to seeing you at the Annual Meeting.


                                          Very truly yours,

                                          /s/ Robert D. O'Donnell
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                                          Robert D. O'Donnell
                                          President & Chief Executive Officer